Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Philip Morris International Inc.’s Registration Statements on Form S-3 (File No. 333-150449) and Form S-8 (File Nos. 333-149822, 333-149821), of our report dated February 4, 2009, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Philip Morris International Inc., which appears in this Current Report on Form 8-K of Philip Morris International Inc. dated February 9, 2009.

PricewaterhouseCoopers SA

/s/ Christopher Hardt	/s/ John Martin Aked
Christopher Hardt	John Martin Aked

Lausanne, Switzerland
February 9, 2009